Exhibit 99.1

CANADA	SUPERIOR COURT

PROVINCE OF QUÉBEC DISTRICT OF MONTRÉAL No.: 500-11-036133-094	Commercial Division Sitting as a court designated pursuant to the Companies’ Creditors Arrangement Act, R.S.C., c. C-36, as amended

IN THE MATTER OF THE PLAN OF COMPROMISE OR ARRANGEMENT OF:

ABITIBIBOWATER INC., a legal person incorporated under the laws of the State of Delaware, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
ABITIBI-CONSOLIDATED INC., a legal person incorporated under the laws of Canada, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
BOWATER CANADIAN HOLDINGS INC., a legal person incorporated under the laws of the Province of Nova Scotia, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
the other Petitioners listed on Appendices “A”, “B” and “C”;

Petitioners

And
ERNST & YOUNG INC., a legal person under the laws of Canada, having a place of business at 800 René-Lévesque Blvd. West, Suite 1900, in the City and District of Montréal, Province of Quebec, H3B 1X9;

Monitor

THIRTY-FIRST REPORT OF THE MONITOR

JANUARY 21, 2010

INTRODUCTION

1.	On April 17, 2009, Abitibi-Consolidated Inc. (“ACI”) and its subsidiaries listed in Appendix “A” hereto (collectively with ACI, the “ACI Petitioners”) and Bowater Canadian Holdings Incorporated (“BCHI”) and its subsidiaries listed in Appendix “B” hereto (collectively with BCHI, the “Bowater Petitioners”) (the ACI Petitioners and the Bowater Petitioners are collectively referred to herein as the “Petitioners”) filed for and obtained protection from their creditors under the Companies’ Creditors Arrangement Act (the “CCAA” and the “CCAA Proceedings”) pursuant to an Order of this Honourable Court, as amended on May 6, 2009 (the “Initial Order”). Pursuant to an Order of this Honourable Court dated November 10, 2009, Abitibi-Consolidated (U.K.) Inc., a subsidiary of ACI, was added to the list of the ACI Petitioners.

2.	Pursuant to the Initial Order, Ernst & Young Inc. (“EYI”) was appointed as monitor of the Petitioners (the “Monitor”) under the CCAA and a stay of proceedings in favour of the Petitioners was granted until May 14, 2009 (the “Stay Period”). The Stay Period has been subsequently extended to March 15, 2010 pursuant to further Orders of this Honourable Court.

3.	On April 16, 2009, AbitibiBowater Inc. (“ABH”), Bowater Inc. (“BI”), and certain of their direct and indirect U.S. and Canadian subsidiaries, including BCHI and Bowater Canadian Forest Products Inc. (“BCFPI”) (collectively referred to herein as “U.S. Debtors”), filed voluntary petitions (collectively, the “Chapter 11 Proceedings”) for relief under Chapter 11 of the U.S. Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the “U.S. Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “U.S. Bankruptcy Court”).

4.	The Petitioners are all subsidiaries of ABH (ABH, collectively with its subsidiaries, are referred to as the “ABH Group”).

5.	On April 17, 2009, ABH and the petitioners listed on Appendix “C” hereto (collectively with ABH, the “18.6 Petitioners”) obtained Orders under Section 18.6 of the CCAA in respect of voluntary proceedings initiated under Chapter 11 and EYI was appointed as the information officer in respect of the 18.6 Petitioners.

6.	On April 16, 2009, ACI and ACCC filed petitions for recognition under Chapter 15 of the U.S. Bankruptcy Code. On April 21, 2009, the U.S. Bankruptcy Court granted the recognition orders under Chapter 15 of the U.S. Bankruptcy Code.

7.	On April 22, 2009, the Court amended the Initial Order to extend the stay of proceedings to the partnerships (the “Partnerships”) listed in Appendix “D” hereto.

BACKGROUND

8.	ABH is one of the world’s largest publicly traded pulp and paper manufacturers. It produces a wide range of newsprint and commercial printing papers, market pulp and wood products. The ABH Group owns interests in or operates pulp and paper facilities, wood products facilities and recycling facilities located in Canada, the United States, the United Kingdom and South Korea.

9.	Incorporated in Delaware and headquartered in Montreal, Quebec, ABH functions as a holding company and its business is conducted principally through four direct subsidiaries: BI, Bowater Newsprint South LLC (“Newsprint South”) (BI, Newsprint South and their respective subsidiaries are collectively referred to as the “BI Group”), ACI (ACI and its subsidiaries are collectively referred to as the “ACI Group”) and AbitibiBowater US Holding LLC (“ABUSH”) (ABUSH and its respective subsidiaries are collectively referred to as the “DCorp Group”).

10.	ACI is a direct and indirect wholly-owned subsidiary of ABH. ABH wholly owns BI which in turn, wholly owns BCHI which, in turn, indirectly owns BCFPI which carries on the main Canadian operations of BI.

11.	ACCC, a wholly-owned subsidiary of ACI, and BCFPI hold the majority of ABH’s Canadian assets and operations.

PURPOSE

12.	This is the thirty-first report of the Monitor (the “Thirty-First Report”) in these CCAA Proceedings, the purpose of which is to report to this Honourable Court with respect to the following:

(i)	the Petitioners’ six-week cash flow results for the period from November 23, 2009 to January 3, 2010 (the “Reporting Period”), in accordance with the first stay extension order of this Honourable Court dated May 14, 2009 (the “First Stay Extension Order”), and to provide details with respect to the following:

(a)	an update regarding the overview of the current market conditions in the forest products industry provided in the twenty-fifth report of the Monitor dated December 9, 2009 (the “Twenty-Fifth Report”);

(b)	the receipts and disbursements of the ACI Group and BCFPI for the Reporting Period with a discussion of the variances from the respective forecasts (the “ACI Forecast” and the “BCFPI Forecast”) set forth in the Twenty-Fifth Report;

(c)	the current liquidity and revised cash flow forecasts of the ACI Group and BCFPI for the 13-week period ending April 4, 2010; and

(d)	an update with respect to certain key performance indicators (“KPIs”).

TERMS OF REFERENCE

13.	In preparing this Thirty-First Report, the Monitor has been provided with and, in making comments herein, has relied upon unaudited financial information, the ABH Group’s books and records, financial information and projections prepared by the ABH Group and discussions with management of the ABH Group (the “Management”). The Monitor has not audited, reviewed or otherwise attempted to verify the accuracy or completeness of such information and, accordingly, the Monitor expresses no opinion or other form of assurance in respect of such information contained in this Thirty-First Report. Some of the information referred to in this Thirty-First Report consists of forecasts and projections. An examination or review of the financial forecast and projections, as outlined in the Canadian Institute of Chartered Accountants Handbook, has not been performed. Future-oriented financial information referred to in this Thirty-First Report was prepared by the ABH Group based on Management’s estimates and assumptions. Readers are cautioned that, since these projections are based upon assumptions about future events and conditions the actual results will vary from the projections, even if the assumptions materialize, and the variations could be significant.

14.	Capitalized terms not defined in this Thirty-First Report are as defined in the previous reports of the Monitor and the Initial Order. All references to dollars are in U.S. currency and are translated at a rate of CDN$1.00=US$0.90 unless otherwise noted.

15.	Copies of all of the Monitor’s Reports, in both English and French, including a copy of this Thirty-First Report, and all motion records and Orders in the CCAA Proceedings will be available on the Monitor’s website at www.ey.com/ca/abitibibowater. The Monitor has also established a bilingual toll-free telephone number that is referenced on the Monitor’s website so that parties may contact the Monitor if they have questions with respect to the CCAA Proceedings.

16.	Copies of all of the U.S. Bankruptcy Court’s orders are posted on the website for Epiq Bankruptcy Solutions LCC (“Epiq”) at http://chapter11.epiqsystems.com/abitibibowater. The Monitor has included a link to Epiq’s website from the Monitor’s website.

CURRENT MARKET CONDITIONS IN THE FOREST PRODUCTS INDUSTRY

17.	Pursuant to the First Stay Extension Order, the Monitor has provided this Honourable Court with regular reports on the Petitioners’ cash flows for each reporting period following the date of the First Stay Extension Order. These regular reports have included details with respect to the market conditions in the forest products industry.

18.	While the forest products industry has faced significant challenges with respect to pricing and demand, as indicated in previous reports of the Monitor, the Petitioners have advised the Monitor that the market has shown signs of rebounding.

19.	As reported in the Twenty-Fifth Report, the Petitioners announced two $25 per tonne price increases for North American newsprint customers in January and February, 2010. The Monitor has been subsequently advised, and it has been reported on RISI.com (a leading forest industry publication), that these price increases will be delayed and that the Petitioners currently plan to increase prices by $50 per tonne beginning March 1, 2010. This increase replaces the two $25 per tonne increases that were previously announced.

20.	According to a December 18, 2009 report on RISI.com (the “RISI Report”), the price of newsprint in the eastern portion of North America has increased approximately $120 per tonne since August, 2009 (excluding any price increases planned for Q1 of 2010). This price change represents an increase from what has been a historically low base. The RISI Report notes that despite these recent newsprint price increases, prices are still approximately 30% lower than the same period in 2008.

21.	The RISI Report also notes that there is a great deal of pricing uncertainty in the newsprint industry and that a number of industry players expect the market to fluctuate significantly over the next several months.

22.	As publicly reported in the RISI Report, the Petitioners intend to restart one paper machine at BCFPI’s Thunder Bay newsprint mill in February, 2010. This machine was indefinitely idled in August, 2009, and is capable of producing approximately 235,000 tonnes of newsprint annually. The decision to re-start production at this machine is due to the negotiation of a more favourable cost structure.

23.	Tembec Inc. (“Tembec”), a producer of newsprint, announced on December 8, 2009 that it will be attempting to sell a newsprint mill in Pine Falls, Manitoba. Tembec’s news release indicated that the mill’s annual capacity is approximately 200,000 tonnes and that if the sales process is unsuccessful the mill may be permanently closed. The mill has been idled since September, 2009, following an employee lockout by Tembec.

24.	Blue Heron Paper Co. (“Blue Heron”), a producer of newsprint and specialty paper products, announced on December 31, 2009 that it would be filing for protection from its creditors and made a filing under Chapter 11 of the U.S. Bankruptcy Code in the United States.

RECEIPTS AND DISBURSEMENTS FROM NOVEMBER 23, 2009 TO JANUARY 3, 2010 FOR THE ACI GROUP AND BCFPI

The ACI Group

25.	The table below summarizes the ACI Group’s (including DCorp) actual receipts and disbursements for the Reporting Period, which is detailed in Appendix “E” of this Thirty-First Report, with a comparison to the ACI Forecast amounts provided in the Twenty-Fifth Report.

	US$000
	Actual	Forecast	Variance
Opening Cash	$159,372	$159,372	$—	—
Receipts	307,696	286,364	21,332	7%
Disbursements
Net Trade Disbursements	(177,313)	(167,012)	(10,301)	(6%)
Intercompany	3,744	—	3,744	N/A
Other	(106,910)	(115,774)	8,864	8%

	(280,479)	(282,786)	2,307	1%
Financing
Securitization Inflows / (Outflows)	(15,645)	(14,139)	(1,506)	(11%)
MPCo Transaction
Proceeds From the Sale of ACCC MPCo Interest	461,790	465,390	(3,600)	1%
Payment to the ULC Reserve	(254,070)	(254,070)	—	—
ACI DIP Facility Drawings / (Repayments)	(54,870)	(54,800)	(70)	(0%)
ULC DIP Facility Drawings / (Repayments)	117,000	117,000	—	—
Payment to the Senior Secured Notes	(180,000)	(180,000)	—	—
Reimbursement of MPCo Professional Fees	5,103	—	5,103	N/A
Repayment of MPCo Loan	9,000	—	9,000	N/A
Adequate Protection by DCorp to ACCC Term Lenders	(6,800)	(6,968)	168	2%
DIP Interest & Fees	(229)	(363)	134	37%
Financing Fees	(1,250)	—	(1,250)	N/A
Bridgewater Funding	(1,460)	—	(1,460)	N/A
Restructuring & Other Items	(8,816)	(6,000)	(2,816)	(47%)
Foreign Exchange Translation	(4,543)	—	(4,543)	N/A

	65,210	66,050	(840)	1%
Net Cash Flow	92,427	69,628	22,799	33%
Ending Cash	$251,799	$229,000	$22,799	10%

DIP Availability	45,000	45,000	—	—
Immediately Available Liquidity	$296,799	$274,000	$22,799	8%

26.	As shown in the table above, the ACI Group’s total receipts for the Reporting Period, net of joint venture remittances, were approximately $21.3 million higher than projected in the ACI Forecast. Disbursements were $2.3 million lower than projected in the ACI Forecast and negative Financing cash flow was approximately $0.8 million greater than projected in the ACI Forecast. Overall, the ending cash balance and immediately available liquidity were each approximately $22.8 million higher than the ACI Forecast.

27.	The actual immediately available liquidity of approximately $296.8 million excludes certain amounts that are or will be held in escrow or in a designated account and not immediately available as liquidity to the ACI Group. Such amounts include the proceeds from the sale of DCorp’s recycling assets in the United States (the “Recycling Proceeds”) and proceeds from the sale of DCorp’s Lufkin facility (the “Lufkin Proceeds”) once this transaction has closed. Pursuant to orders issued by the U.S. Bankruptcy Court, these funds are only available to the ACI Group on ten days’ notice to the agent for the ACCC Term Lenders. Also excluded from the liquidity amount above is $45 million of the ULC Reserve which may be drawn only after the ACI Group obtains court approval (the “ULC DIP Facility Available Upon Court Approval”) and approximately $47.1 million of the ULC Reserve that shall remain restricted (the “Restricted ULC Reserve Deposit”). Included in immediately available liquidity is cash plus $45 million which is available upon notice (the “ULC DIP Facility Available Upon Notice”).

Receipts

28.	A breakdown of the receipts for the Reporting Period are outlined in the table below:

			$US 000
Receipts	Para.		Actual	Forecast	Variance	Variance %
A/R Collections	29	(i)	$234,902	$254,060	$(19,158)	(8%)
Intercompany A/R Settlement	29	(i)	28,066	—	28,066	N/A
Joint Venture Remittances, Net	29	(i)	(22,656)	(19,252)	(3,404)	(18%)
Collections on Behalf of Joint Ventures	29	(ii)	19,803	25,011	(5,208)	(21%)

Net A/R Collections			260,115	259,819	296	0%
Other Inflows	29	(iii)	47,581	26,545	21,036	79%

Total Receipts			$307,696	$286,364	$21,332	7%

29.	The variance analysis has been compiled based on discussions with Management and the following represents the more significant reasons for the variances:

(i)	A/R Collections, inclusive of receipts related to Intercompany A/R Settlements, net Joint Venture Remittances, and Collections on Behalf of Joint Ventures, were approximately $260.1 million during the Reporting Period compared to a forecast amount of $259.8 million resulting in a nominal positive variance.

Intercompany A/R Settlements represent payments to the ACI Group from an affiliated ABH Group entity for ACI Group accounts receivable that were collected by the affiliated entity, such as BI or BCFPI.

(ii)	Collections on Behalf of Joint Ventures totalled approximately $19.8 million during the Reporting Period. This amount represents amounts collected by the ACI Group for accounts receivable that belong to a joint venture partner. Such amounts will be paid to the joint venture partner on a monthly basis or in accordance with the joint venture agreement. The collections on behalf of joint ventures were $19.8 million for the Reporting Period as compared to a forecast amount of approximately $25.0 million, resulting in a negative variance of approximately $5.2 million.

This variance is partly due to the fact that certain portions of amounts collected on behalf of joint ventures are also included in the “A/R Collections” line and have not yet been specifically allocated to “Collections on Behalf of Joint Ventures” as these amounts are allocated on a monthly basis.

During the Reporting Period, disbursements related to Joint Venture Remittances totalled approximately $22.7 million resulting in a negative variance of $3.4 million. This is primarily due to greater than forecast activity at Donohue Malbaie.

(iii)	Other Inflows, which includes tax refunds and other miscellaneous receipts, totalled approximately $47.6 million during the Reporting Period. The ACI Forecast included projected receipts of $26.5 million. Significant receipts include:

(a)	A receipt in the amount of approximately $8.5 million from the Chapter 11 trustee of ASARCO LLC, one of the ACI Group’s former joint venture partners;

(b)	The receipt of approximately $10.7 million related to the sale of wood chips;

(c)	The receipt of approximately $5.1 million related to the reimbursement of sales taxes; and

(d)	The return of approximately $3.4 million used to cash-collateralize letters of credit.

Disbursements

30.	A breakdown of the disbursements related to Net Trade Disbursements for the Reporting Period is outlined below:

			$US 000
	Para.		Actual	Forecast	Variance	Variance %
Trade Payables	31	(i)	$(187,693)	$(161,461)	$(26,232)	(16%)
Intercompany A/P Settlement	31	(i)(b)	10,519	—	10,519	N/A
Payments on Behalf of Affiliates	31	(ii)	(139)	—	(139)	N/A
Capital Expenditures	31	(iii)	—	(5,551)	5,551	100%

Net Trade Disbursements			$(177,313)	$(167,012)	$(10,301)	(6%)

31.	The variance analysis with respect to the disbursements for the more significant variances has been compiled based on discussions with Management and the following represents a summary of the reasons for the variances:

(i)	Disbursements related to Trade Payables were approximately $187.7 million during the Reporting Period, which was $26.2 million greater than the ACI Forecast. Management has advised that the variance is primarily due to the following:

(a)	Capital Expenditures have been included in the actual amount for Trade Payables disbursements until such time as the ACI Group identifies and allocates the disbursements which are capital in nature;

(b)	The ACI Group regularly disburses amounts on behalf of other affiliated entities which are included in Trade Payables (as noted above, the ACI Group was reimbursed by affiliates for approximately $10.5 million of such amounts, detailed on the Intercompany A/P Settlements line, during the Reporting Period). The quantum of amounts disbursed on behalf of other entities is not known until such time as the Petitioners reconcile their intercompany accounts, which is done on a regular basis;

(c)	During the Reporting Period inventory of roundwood (unprocessed logs) increased by approximately $1.3 million. Such inventory is typically built up over the winter months due to the seasonality of the logging business. The ACI Forecast had contemplated that such an inventory increase would begin in January;

(d)	As noted in previous reports of the Monitor, the ACI Group regularly disburses amounts on behalf of affiliates in respect of freight to transportation providers. During the Reporting Period certain reimbursements did not occur. As such, the quantum of payments made on behalf of affiliates during the Reporting Period but not reimbursed is approximately $4 million. Such reimbursements are forecast to occur in the week ended January 10, 2010; and

(e)	The average foreign exchange rate during the Reporting Period was approximately CDN$1.00=US$0.95 while the ACI Forecast contemplated a rate of CDN$1.00=US$0.90. This difference negatively impacted cash flow.

(ii)	Payments on Behalf of Affiliates represent amounts disbursed on behalf of ACH LP.

(iii)	As noted above, Capital Expenditures are not tracked on a weekly basis. The disbursements related to capital expenditures have been included in the Trade Payables disbursement line. Management has advised the Monitor that capital expenditures for the month of November, 2009 totalled approximately $1.6 million.

32.	The net disbursements related to intercompany collections are detailed in the chart below:

			$US 000
	Para.		Actual	Forecast	Variance	Variance %
A/R Collections - Affiliates	32	(i)	$36,287	$—	$36,287	N/A
Intercompany A/R Settlements	32	(ii)	(32,543)	—	(32,543)	N/A

			$3,744	$—	$3,744	N/A

(i)	A/R Collections – Affiliates totalled approximately $36.3 million during the Reporting Period. As part of its normal Cash Management System, the ACI Group regularly collects accounts receivable on behalf of other ABH Group entities. As it is not possible to forecast which customers will incorrectly pay the ACI Group on behalf of the other entities, collections on behalf of affiliates are not forecast by the Petitioners. The funds are paid on a regular basis by the ACI Group to the appropriate ABH Group entity, which payments are reflected in the Intercompany A/R Settlements line of the “Intercompany” section of the cash flow statement. As discussed in the next section, an amount of approximately $32.5 million was paid out to affiliates during the Reporting Period by the ACI Group to reimburse affiliates for collections made on their behalf by the ACI Group.

(ii)	The ACI Group does not forecast the disbursement of Intercompany A/R Settlements as it is not possible to predict which customers will pay the incorrect ABH Group entity for accounts receivable. The corresponding receipt of these amounts collected from affiliate customers is included in the A/R Collections – Affiliates line included in the “Intercompany” section of the cash flow statement.

33.	Disbursements related to “Other” items are summarized in the chart below:

			$US 000
	Para.		Actual	Forecast	Variance	Variance %
Marine Freight Payments	33	(i)	$(11,835)	$(10,200)	$(1,635)	(16%)
Utility Payments	33	(ii)	(36,939)	(38,077)	1,138	3%
Payroll & Benefits	33	(iii)	(58,136)	(67,497)	9,361	14%

			$(106,910)	$(115,774)	$8,864	8%

(i)	Marine Freight Payments totalled $11.8 million during the Reporting Period. This compares to an amount of $10.2 million in the ACI Forecast. The negative variance of approximately $1.6 million is primarily due to the payment of certain year end surcharges.

(ii)	Utility Payments totalled approximately $36.9 million during the Reporting Period. This compares to an amount of $38.1 million in the ACI Forecast.

(iii)	Total payments for Payroll & Benefits were approximately $58.1 million during the Reporting Period compared to an amount of approximately $67.5 million in the ACI Forecast. This variance is due to the fact that the ACI Group took increased downtime at certain mills, thereby reducing payroll costs and a timing difference with respect to the payment of certain payroll taxes.

Financing

34.	Details regarding the ACI Group’s financing activities are summarized in the following table:

			$US 000
Financing	Para.		Actual	Forecast	Variance	Variance %
Securitization Inflows / (Outflows)	35	(i)	$(15,645)	$(14,139)	$(1,506)	(11%)
MPCo Transaction
Proceeds From the Sale of ACCC MPCo Interest	35	(ii)	461,790	465,390	(3,600)	(1%)
Payment to the ULC Reserve	35	(iii)	(254,070)	(254,070)	—	—
ACI DIP Facility Drawings / (Repayments)	35	(iii)	(54,870)	(54,800)	(70)	(0%)
ULC DIP Facility Drawings / (Repayments)	35	(iii)	117,000	117,000	—	—
Payment to the Senior Secured Notes	35	(iii)	(180,000)	(180,000)	—	—
Reimbursement of MPCo Professional Fees	35	(iv)	5,103	—	5,103	N/A
Repayment of MPCo Loan	35	(v)	9,000	—	9,000	N/A
Adequate Protection by DCorp to ACCC Term Lenders	35	(vi)	(6,800)	(6,968)	168	2%
DIP Interest & Fees	35	(vii)	(229)	(363)	134	37%
Financing Fees	35	(viii)	(1,250)	—	(1,250)	N/A
Bridgewater Funding	35	(ix)	(1,460)	—	(1,460)	N/A
Restructuring & Other Items	35	(x)	(8,816)	(6,000)	(2,816)	(47%)
Foreign Exchange Translation	35	(xi)	(4,543)	—	(4,543)	N/A

			$65,210	$66,050	$(840)	(1%)

35.	The variance analysis with respect to the ACI Group’s financing activities has been compiled based on discussions with Management and the following represents a summary of the reasons for the variances:

(i)	Securitization Inflows/(Outflows) totalled an outflow of approximately $15.6 million compared to a projected outflow of approximately $14.1 million during the Reporting Period due to a lower than forecast accounts receivable balance partly offset by a better than forecast accounts receivable profile.

(ii)	Proceeds from the Sale of the ACCC MPCo Interest totalled approximately $461.8 million compared to a forecast amount of approximately $465.4 million. This amount is offset by the reimbursement of certain professional fees as detailed below. Details regarding the closing of the sale of the ACCC MPCo Interest were detailed in the twenty-ninth report of the Monitor dated December 16, 2009 (the “Twenty-Ninth Report”).

(iii)	Payment to the ULC Reserve, the ACI DIP Facility Repayment, the ULC DIP Facility Drawing and the Payment to the Senior Secured Notes were all in accordance with the ACI Forecast.

(iv)	Reimbursement of MPCo Professional Fees, which was a closing adjustment pursuant to the sale of the ACCC MPCo Interest was not forecast separately.

(v)	The receipt related to the Repayment of the MPCo Loan was not forecast separately and represents the repayment of a CDN$10.0 million loan made to MPCo by ACCC.

(vi)	Adequate Protection by DCorp to ACCC Term Lenders totalled approximately $6.8 million compared to a forecast amount of $7.0 million.

(vii)	DIP Interest & Fees were $0.2 million during the Reporting Period.

(viii)	In order to cash collateralize a letter of credit, the ACI Group was required to fund approximately $1.3 million to a financial institution. Such payment is detailed on the Financing Fees line and was not contained in the ACI Forecast.

(ix)	In order to maintain sufficient liquidity at the Bridgewater Paper Company Ltd. (“Bridgewater”), the ACI Group transferred approximately $1.5 million to Bridgewater. These funds were repaid in the week ended January 10, 2010.

(x)	Payments for Restructuring & Other Items totalled approximately $8.8 million compared to a forecast of $6.0 million. The difference is primarily due to the timing of receipt of invoices from various professional service firms.

(xi)	Amounts on the Foreign Exchange Translation line represent the difference between the actual exchange rate between Canadian and U.S. dollars at the time of conversion as compared to the forecast rate of CDN$1.00=US$0.90. During the Reporting Period the value of the Canadian dollar fluctuated between US$0.9343 and US$0.9565.

BCFPI

36.	The following table summarizes the receipts and disbursements of BCFPI for the Reporting Period, which is detailed in Appendix “F” of this Thirty-First Report:

	US$000
	Actual	Forecast	Variance
Receipts	$73,732	$68,646	$5,086	7%
Disbursements
Net Trade Disbursements	(46,534)	(31,969)	(14,565)	(46%)
Intercompany	2,689	—	2,689	N/A
Other	(22,284)	(24,774)	2,490	10%

	(66,129)	(56,743)	(9,386)	(17%)
Financing
Interest	(1,537)	(2,656)	1,119	42%
Restructuring Costs	(2,022)	(1,756)	(267)	(15%)
Foreign Exchange Translation	(2,661)	—	(2,661)	N/A

	(6,220)	(4,412)	(1,808)	41%
Net Cash Flows	1,383	7,492	(6,109)	(82%)
Opening Cash	10,037	10,037	—	—

Ending Cash	$11,420	$17,529	$(6,109)	(35%)

37.	As detailed in the table above, BCFPI’s total receipts for the Reporting Period were approximately $5.1 million higher than the BCFPI Forecast. Disbursements were $9.4 million higher than the BCFPI Forecast and negative Financing cash flows were $1.8 million greater than forecast. BCFPI had cash on hand of $11.4 million at January 3, 2010. Overall, the ending cash balance was approximately $6.1 million lower than the BCFPI Forecast.

Receipts

38.	A breakdown of the BCFPI receipts is summarized in the table below:

			US$000
Receipts	Para.		Actual	Forecast	Variance	Variance %
A/R Collections	39	(i)	$16,620	$65,946	$(49,326)	(75%)
Intercompany A/R Settlements	39	(i)	24,505	—	24,505	N/A

Total A/R Collections			41,125	65,946	(24,821)	(38%)
Advances from Bowater Inc.	39	(ii)	20,000	(9,000)	29,000	(322%)
Other Inflows	39	(iii)	12,607	11,700	907	N/A

Total Receipts			$73,732	$68,646	$5,086	7%

39.	The variance analysis with respect to the receipts has been compiled based on discussions with Management and the following represents a summary of the reasons for the significant variances:

(i)	Total A/R Collections were approximately $41.1 million resulting in a negative variance of approximately $24.8 million. The negative variance above is primarily due to timing, as the accounts receivable balance during the forecast period increased by approximately $20 million.

Pursuant to BCFPI’s normal practice and the Cash Management System, sales which are made to customers domiciled in the United States are made through an affiliate, Bowater America Inc. (“BAI”). BAI, which is a subsidiary of BI, collects the accounts receivable from the third party customers and then remits these funds via an Intercompany A/R Settlement to BCFPI. BCFPI continues to reconcile its intercompany trade receivables on a regular basis.

In addition to the above, BI collects substantially all accounts receivable related to BCFPI’s sale of pulp. Such amounts are reconciled and transferred from BI to BCFPI on a monthly basis. Transfers of pulp receipts through the end of November have been paid to BCFPI during the Reporting Period.

(ii)

On a net basis, Advances from Bowater Inc. totalled $20.0 million during the Reporting Period. Repayments of $9.0 million were forecast in the BCFPI Forecast. The higher than forecast advances were required to maintain BCFPI’s liquidity at approximately $10 million due to the fact that collections were significantly lower than projected in the BCFPI Forecast. A significant repayment of intercompany funding is forecast to occur in the week ended January 17, 2010, which will largely offset the funding received during the Reporting Period.

(iii)	Amounts received related to Other Inflows were approximately $12.6 million during the Reporting Period. Such receipts primarily represent amounts related to silviculture (reforestation) work (approximately $5.3 million), sundry deposits made at the mill level (approximately $4.3 million) and receipts related to woodland operations in Thunder Bay (approximately $1.5 million). In the past, BCFPI did not forecast such amounts. However, receipts related to these items are included in the forecast contained in Appendix “H”, as applicable.

Disbursements

40.	Details regarding BCFPI’s disbursements related to Net Trade Disbursements are summarized in the following table:

			US$000
	Para.		Actual	Forecast	Variance	Variance %
Trade Payables	41	(i)	$(43,031)	$(35,226)	$(7,805)	(22%)
Intercompany A/P Settlements - Receipts	41	(i)	12,800	5,984	6,816	114%
Intercompany A/P Settlements - Disbursements	41	(ii)	(1,818)	—	(1,818)	N/A
Capital Expenditures	41	(iii)	—	(2,727)	2,727	100%
Payments on Behalf of Affiliates	41	(iv)	(14,485)	—	(14,485)	N/A

Net Trade Disbursements			$(46,534)	$(31,969)	$(14,565)	(46%)

41.	The variance analysis with respect to BCFPI’s disbursements has been compiled based on discussions with Management and the following represents a summary of the reasons provided for these variances:

(i)	Disbursements related to Trade Payables were approximately $7.8 million greater than projected during the Reporting Period. This variance is due to the following:

(a)	An increase in raw material inventory of approximately $2.1 million, which was not forecast, occurred during the Reporting Period;

(b)	A timing difference related to the payment of stumpage fees ($1.4 million); and

(c)	Actual foreign exchange rate differences versus the rate implied by the BCFPI forecast.

Receipts related to Intercompany A/P Settlements - Receipts were approximately $12.8 million during the Reporting Period. Such amounts represent reimbursement for amounts disbursed on behalf of Mersey, which is a joint venture partially owned by BI.

(ii)	Intercompany A/P Settlements - Disbursements represent BCFPI reimbursing related entities for payments made on its behalf. During the Reporting Period, such payments totalled approximately $1.8 million and are primarily reimbursements to the ACI Group for freight costs.

(iii)	Capital Expenditures are not tracked on a weekly basis. As such, disbursements for this line item have been included in Trade Payables. The Monitor has been advised that capital expenditures for November, 2009 were approximately $1.7 million.

(iv)	Payments on Behalf of Affiliates were $14.5 million during the Reporting Period. These payments primarily represent disbursements made by BCFPI on behalf of Mersey. Due to the integrated nature of the operations of the Petitioners and the Cash Management System, such payments occur on a regular basis. BCFPI does not typically forecast such payments, nor does it typically forecast the repayment of these items.

42.	Actual receipts and disbursements related to intercompany accounts receivable transactions are summarized in the table below:

			US$000
	Para.		Actual	Forecast	Variance	Variance %
A/R Collections - Affiliates	42	(i)	$6,326	$—	$6,326	N/A
Intercompany A/R Settlements	42	(ii)	(3,637)	—	(3,637)	N/A

			$2,689	$—	$2,689	N/A

(i)	Receipts related to A/R Collections – Affiliates totalled approximately $6.3 million during the Reporting Period. Such amounts are regularly collected by BCFPI as part of the operation of the Cash Management System.

(ii)	Payments for Intercompany A/R Settlements totalled approximately $3.6 million during the Reporting Period. Intercompany A/R Settlements represent payments made by BCFPI to reimburse related entities for accounts receivable incorrectly paid to BCFPI by ABH-affiliated customers.

43.	Disbursements for “Other” items are as follows and are summarized in the table below:

			US$000
	Para.		Actual	Forecast	Variance	Variance %
Freight	43	(i)	$(4,979)	$(5,460)	$481	9%
Intercompany SG&A Allocation	43	(ii)	—	(400)	400	100%
Payroll and Benefits	43	(iii)	(17,305)	$(18,913)	1,608	9%

			$(22,284)	$(24,774)	$2,490	10%

(i)	Disbursements for Freight totalled approximately $5.0 million during the Reporting Period. This compares to an amount of approximately $5.5 million in the BCFPI Forecast.

(ii)	Amounts related to the Intercompany SG&A Allocation were not settled during the Reporting Period. Such amounts are now forecast to be paid in January, 2010.

(iii)	During the Reporting Period, payments in respect of Payroll and Benefits totalled $17.3 million. The BCFPI Forecast projected disbursements in the amount of $18.9 million. The reason for this variance is primarily due to the timing of the payment of certain payroll taxes.

Financing

44.	Details regarding financing are summarized in the following table:

		US$000
Financing	Para.	Actual	Forecast	Variance	Variance %
Interest	45	$(1,537)	$(2,656)	$1,119	42%
Restructuring Costs	46	(2,022)	(1,756)	(267)	(15%)
Foreign Exchange Translation	47	(2,661)	—	(2,661)	N/A

Cash Flow from Financing/Restructuring		$(6,220)	$(4,412)	$(1,808)	(41%)

45.	Disbursements related to Interest, which were forecast to be approximately $2.7 million, were approximately $1.5 million. This variance is primarily due to the timing of receipt of certain invoices for interest, as such amounts are not paid until the interest invoice is received.

46.	Restructuring Costs were approximately $2.0 million compared to a forecast amount of $1.8 million.

47.	Amounts on the Foreign Exchange Translation line represent the difference between the actual exchange rate at the time of conversion between Canadian and U.S. dollars as compared to the forecast rate of CDN$1.00=US$0.90.

CURRENT LIQUIDITY POSITION AND THE 13-WEEK CASH FLOW FORECASTS

48.	Attached as Appendices “G” and “H”, respectively, are the updated 13-week cash flow forecasts of the ACI Group (including DCorp) and BCFPI through April 4, 2009.

49.	As at January 3, 2010, the ACI Group had cash on hand of approximately $251.8 million. In addition to this amount, the ACI Group also has available the ULC DIP Facility Available Upon Notice ($45 million) and the ULC DIP Facility Available Upon Court Approval (a further $45 million) available as liquidity. The ACI Group also held $11.3 million, representing the Recycling Proceeds and is forecast to receive approximately $20.5 million in respect of the Lufkin Proceeds in the week ended January 17, 2010 once this transaction closes. The Recycling Proceeds and the Lufkin Proceeds must remain segregated from general funds and are only available to the ACI Group on ten days’ notice to the agent for the ACCC Term Lenders. The Recycling Proceeds and the Lufkin Proceeds will be held in separate bank accounts from general corporate funds.

50.	The ACI Group’s actual liquidity to January 3, 2010 and forecast total immediately available liquidity for the 13 weeks ending April 4, 2010 is set forth in Appendix “G” and is summarized in the graph below.

51.	The ACI Group’s immediately available liquidity at April 4, 2010, which is the end of the 13-week period in the forecast in Appendix “G”, is projected to be approximately $208.7 million.

52.	The projected liquidity in the graph above excludes certain items including the ULC DIP Facility Available Upon Court Approval ($45 million), the Lufkin Proceeds ($20.5 million) and the Recycling Proceeds ($11.3 million). Including these three items, the ACI Group’s liquidity at April 4, 2010 is projected to be approximately $285.4 million.

53.	Actual results since the date of the issuance of the Initial Order and BCFPI’s forecast liquidity for the 13 weeks ended April 4, 2010, which includes the projected repayment of intercompany funding from BI in the amount of $12.0 million, is set forth in Appendix “H” and is summarized in the graph below. The estimate of liquidity in the following graph assumes that a minimum cash balance of $10.0 million will be maintained and funds will be transferred from BI, as necessary, on that basis.

54.	On August 26, 2009 and September 1, 2009, this Honourable Court and the U.S. Bankruptcy Court, respectively, approved certain agreements between the ACI Group, BCFPI and Smurfit-Stone Container Canada Inc. (“Smurfit”) relating to the sale of certain timberlands by Smurfit, which will result in BCFPI receiving net proceeds in the amount of approximately $25.9 million (the “Smurfit Timberland Proceeds”). The Smurfit Timberland Proceeds were paid to the Monitor’s trust account in the week ended October 25, 2009 and are to be held in trust by the Monitor pending further order of this Honourable Court. For purposes of the forecast, the proceeds are reflected as being held in trust by the Monitor and are not used for operating purposes due to the uncertainty regarding the timing of the release of these funds.

55.	BCFPI’s liquidity as at April 4, 2010 is projected to be approximately $10.0 million, not including the Smurfit Timberland Proceeds.

56.	Management has informed the Monitor that BCFPI’s forecast cash requirements will be supported by BI through intercompany advances, if necessary.

KEY PERFORMANCE INDICATORS

57.	As first reported in the Seventh Report, the Petitioners track certain key performance indicators in the course of managing their business. Appendix “I” contains certain key performance indicators which have been updated through November 30, 2009, the most current data available as at the date of this Thirty-First Report.

All of which is respectfully submitted.

ERNST & YOUNG INC.

in its capacity as the Court Appointed Monitor

of the Petitioners

Per:

Alex Morrison, CA, CIRP

Senior Vice President

John Barrett, CA, CIRP

Vice President

Todd Ambachtsheer, CA, CIRP

Vice President

APPENDIX “A”

ABITIBI PETITIONERS

1.	Abitibi-Consolidated Company of Canada

2.	Abitibi-Consolidated Inc.

3.	3224112 Nova Scotia Limited

4.	Marketing Donohue Inc.

5.	Abitibi-Consolidated Canadian Office Products Holding Inc.

6.	3834328 Canada Inc.

7.	6169678 Canada Inc.

8.	4042140 Canada Inc.

9.	Donohue Recycling Inc.

10.	1508756 Ontario Inc.

11.	3217925 Nova Scotia Company

12.	La Tuque Forest Products Inc.

13.	Abitibi-Consolidated Nova Scotia Incorporated

14.	Saguenay Forest Products Inc.

15.	Terra Nova Explorations Ltd.

16.	The Jonquière Pulp Company

17.	The International Bridge and Terminal Company

18.	Scramble Mining Ltd.

19.	9150-3383 Québec Inc.

20.	Abitibi-Consolidated (U.K.) Inc.

APPENDIX “B”

BOWATER PETITIONERS

1.	Bowater Canada Finance Corporation

2.	Bowater Canadian Limited

3.	Bowater Canadian Holdings. Inc.

4.	3231378 Nova Scotia Company

5.	AbitibiBowater Canada Inc.

6.	Bowater Canada Treasury Corporation

7.	Bowater Canadian Forest Products Inc.

8.	Bowater Shelburne Corporation

9.	Bowater LaHave Corporation

10.	St-Maurice River Drive Company Limited

11.	Bowater Treated Wood Inc.

12.	Canexel Hardboard Inc.

13.	9068-9050 Québec Inc.

14.	Alliance Forest Products Inc. (2001)

15.	Bowater Belledune Sawmill Inc.

16.	Bowater Maritimes Inc.

17.	Bowater Mitis Inc.

18.	Bowater Guérette Inc.

19.	Bowater Couturier Inc.

APPENDIX “C”

18.6 PETITIONERS

1.	AbitibiBowater US Holding 1 Corp.

2.	AbitibiBowater Inc.

3.	Bowater Ventures Inc.

4.	Bowater Incorporated

5.	Bowater Nuway Inc.

6.	Bowater Nuway Mid-States Inc.

7.	Catawba Property Holdings LLC

8.	Bowater Finance Company Inc.

9.	Bowater South American Holdings Incorporated

10.	Bowater America Inc.

11.	Lake Superior Forest Products Inc.

12.	Bowater Newsprint South LLC

13.	Bowater Newsprint South Operations LLC

14.	Bowater Finance II, LLC

15.	Bowater Alabama LLC

16.	Coosa Pines Golf Club Holdings, LLC

APPENDIX “D”

PARTNERSHIPS

1.	Bowater Canada Finance Limited Partnership

2.	Bowater Pulp and Paper Canada Holdings Limited Partnership

3.	Abitibi-Consolidated Finance LP

APPENDIX “E”

ACI GROUP ACTUAL RECEIPTS AND DISBURSEMENTS

Abitibi-Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Actual to Forecast Comparison

6 Weeks Ended January 3, 2010

US$000

	Actual
Week Ended	29-Nov-09	6-Dec-09	13-Dec-09	20-Dec-09	27-Dec-09	3-Jan-10	Total
Opening Cash	159,372	158,879	154,784	258,897	234,014	257,799	159,372
Receipts
A/R Collections	38,986	44,505	31,298	34,475	44,199	41,439	234,902
Intercompany A/R Settlement	836	8,691	1,538	6,701	5,911	4,389	28,066
Joint Venture Remittances, Net	(3,632)	—	—	(15,929)	(3,095)	—	(22,656)
Collections on Behalf of Joint Ventures	3,652	3,205	3,161	2,299	4,342	3,144	19,803

Net A/R Collections	39,842	56,401	35,997	27,546	51,357	48,972	260,115
Other Inflows	7,939	4,442	11,406	15,164	6,789	1,841	47,581

Total Receipts	47,781	60,843	47,403	42,710	58,146	50,813	307,696
Disbursements
Trade Payables	(30,211)	(32,582)	(35,344)	(36,553)	(27,046)	(25,957)	(187,693)
Intercompany A/P Settlement	3,924	89	405	1,705	4,378	18	10,519
Payment on Behalf of Affiliates	(139)	—	—	—	—	—	(139)
Capital Expenditures	—	—	—	—	—	—	—

Net A/P Variance	(26,426)	(32,493)	(34,939)	(34,848)	(22,668)	(25,939)	(177,313)
A/R Collections - Affiliates	5,167	8,350	6,019	3,724	5,965	7,062	36,287
Intercompany A/R Settlements	(4,134)	(11,169)	(2,782)	(6,608)	(3,695)	(4,155)	(32,543)

	1,033	(2,819)	3,237	(2,884)	2,270	2,907	3,744
Marine Freight Payments	(1,384)	(2,288)	(2,402)	(1,218)	(1,102)	(3,441)	(11,835)
Utility Payments	(4,635)	(5,659)	(3,667)	(13,555)	(4,231)	(5,192)	(36,939)
Payroll & Benefits	(10,787)	(10,747)	(8,383)	(11,261)	(6,072)	(10,886)	(58,136)

Net Other Disbursements	(16,806)	(18,694)	(14,452)	(26,034)	(11,405)	(19,519)	(106,910)
Total Disbursements	(42,199)	(54,006)	(46,154)	(63,766)	(31,803)	(42,551)	(280,479)
Financing
Securitization Inflows / (Outflows)	(3,000)	(3,506)	(1,438)	(69)	—	(7,632)	(15,645)
MPCo Transaction
Proceeds From the Sale of ACCC MPCo Interest	—	—	461,790	—	—	—	461,790
Payment to the ULC Reserve	—	—	(254,070)	—	—	—	(254,070)
ACI DIP Facility Drawings / (Repayments)	—	—	(54,870)	—	—	—	(54,870)
ULC DIP Facility Drawings / (Repayments)	—	—	117,000	—	—	—	117,000
Payment to the Senior Secured Notes	—	—	(180,000)	—	—	—	(180,000)
Reimbursement of MPCo Professional Fees	—	—	5,103	—	—	—	5,103
Adequate Protection by DCorp to ACCC Term Lenders	—	(3,514)	—	—	—	(3,286)	(6,800)
Repayment of MPCo Loan	—	—	9,000	—	—	—	9,000
DIP Interest & Fees	—	(229)	—	—	—	—	(229)
Financing Fees	—	(1,250)	—	—	—	—	(1,250)
Bridgewater Funding	—	—	—	—	—	(1,460)	(1,460)
Restructuring & Other Items	(1,482)	(1,326)	(1,510)	(2,177)	(1,366)	(955)	(8,816)
Foreign Exchange Translation	(1,593)	(1,107)	1,859	(1,581)	(1,192)	(929)	(4,543)

	(6,075)	(10,932)	102,864	(3,827)	(2,558)	(14,262)	65,210
Cash Flow From Operations	(493)	(4,095)	104,113	(24,883)	23,785	(6,000)	92,427
Opening Cash Balance	159,372	158,879	154,784	258,897	234,014	257,799	159,372
Cash Flow From Operations	(493)	(4,095)	104,113	(24,883)	23,785	(6,000)	92,427

Ending Cash Balance	158,879	154,784	258,897	234,014	257,799	251,799	251,799

Note: The above totals are subject to rounding adjustments

Abitibi-Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Actual to Forecast Comparison

6 Weeks Ended January 3, 2010

US$000

	Forecast
Week Ended	29-Nov-09	6-Dec-09	13-Dec-09	20-Dec-09	27-Dec-09	3-Jan-10	Total
Opening Cash	159,372	140,324	157,755	150,308	235,298	233,816	159,372
Receipts
A/R Collections	26,080	49,577	39,015	47,000	47,363	45,024	254,060
Intercompany A/R Settlement	—	—	—	—	—	—	—
Joint Venture Remittances, Net	(838)	—	—	(17,577)	(838)	—	(19,252)
Collections on Behalf of Joint Ventures	4,116	4,156	4,163	4,163	4,163	4,251	25,011

Net A/R Collections	29,358	53,733	43,178	33,586	50,689	49,275	259,819
Other Inflows	6,864	7,363	2,548	2,485	2,485	4,799	26,545

Total Receipts	36,222	61,096	45,726	36,072	53,174	54,074	286,364
Disbursements
Trade Payables	(26,631)	(29,046)	(27,980)	(26,090)	(26,090)	(25,625)	(161,461)
Intercompany A/P Settlement	—	—	—	—	—	—	—
Payment on Behalf of Affiliates	—	—	—	—	—	—	—
Capital Expenditures	(933)	(908)	(903)	(903)	(903)	(1,000)	(5,551)

Net A/P Variance	(27,564)	(29,953)	(28,883)	(26,993)	(26,993)	(26,625)	(167,012)
A/R Collections - Affiliates	—	—	—	—	—	—	—
Intercompany A/R Settlements	—	—	—	—	—	—	—

	—	—	—	—	—	—	—
Marine Freight Payments	(1,700)	(1,700)	(1,700)	(1,700)	(1,700)	(1,700)	(10,200)
Utility Payments	(7,870)	(4,441)	(3,870)	(7,870)	(7,870)	(6,156)	(38,077)
Payroll & Benefits	(14,136)	(10,744)	(10,892)	(6,987)	(9,637)	(15,102)	(67,497)

Net Other Disbursements	(23,706)	(16,885)	(16,462)	(16,557)	(19,207)	(22,958)	(115,774)
Total Disbursements	(51,270)	(46,839)	(45,345)	(43,550)	(46,200)	(49,583)	(282,786)
Financing
Securitization Inflows / (Outflows)	(3,000)	7,842	(6,829)	75	(7,456)	(4,770)	(14,139)
MPCo Transaction
Proceeds From the Sale of ACCC MPCo Interest	—	—	—	465,390	—	—	465,390
Payment to the ULC Reserve	—	—	—	(254,070)	—	—	(254,070)
ACI DIP Facility Drawings / (Repayments)	—	—	—	(54,800)	—	—	(54,800)
ULC DIP Facility Drawings / (Repayments)	—	—	—	117,000	—	—	117,000
Payment to the Senior Secured Notes	—	—	—	(180,000)	—	—	(180,000)
Reimbursement of MPCo Professional Fees	—	—	—	—	—	—	—
Adequate Protection by DCorp to ACCC Term Lenders	—	(3,431)	—	—	—	(3,537)	(6,968)
Repayment of MPCo Loan						—	—
DIP Interest & Fees	—	(237)	—	(127)	—	—	(363)
Financing Fees	—	—	—	—	—	—	—
Bridgewater Funding	—	—	—	—	—	—	—
Restructuring & Other Items	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(1,000)	(6,000)
Foreign Exchange Translation	—	—	—	—	—		—

	(4,000)	3,174	(7,829)	92,468	(8,456)	(9,307)	66,050
Cash Flow From Operations	(19,048)	17,431	(7,447)	84,990	(1,481)	(4,816)	69,628
Opening Cash Balance	159,372	140,324	157,755	150,308	235,298	233,816	159,372
Cash Flow From Operations	(19,048)	17,431	(7,447)	84,990	(1,481)	(4,816)	69,628

Ending Cash Balance	140,324	157,755	150,308	235,298	233,816	229,000	229,000

Note: The above totals are subject to rounding adjustments

Abitibi-Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Actual to Forecast Comparison

6 Weeks Ended January 3, 2010

US$000

	Variance
Week Ended	29-Nov-09	6-Dec-09	13-Dec-09	20-Dec-09	27-Dec-09	3-Jan-10	Total
Opening Cash	—	18,555	(2,971)	108,589	(1,284)	23,983	—
Receipts
A/R Collections	12,906	(5,072)	(7,717)	(12,525)	(3,164)	(3,585)	(19,158)
Intercompany A/R Settlement	836	8,691	1,538	6,701	5,911	4,389	28,066
Joint Venture Remittances, Net	(2,794)	—	—	1,648	(2,257)	—	(3,404)
Collections on Behalf of Joint Ventures	(464)	(951)	(1,002)	(1,864)	179	(1,107)	(5,208)

Net A/R Collections	10,484	2,668	(7,181)	(6,040)	668	(303)	296
Other Inflows	1,075	(2,921)	8,858	12,679	4,304	(2,958)	21,036

Total Receipts	11,559	(253)	1,677	6,638	4,972	(3,261)	21,332
Disbursements
Trade Payables	(3,580)	(3,536)	(7,364)	(10,463)	(956)	(332)	(26,232)
Intercompany A/P Settlement	3,924	89	405	1,705	4,378	18	10,519
Payment on Behalf of Affiliates	(139)	—	—	—	—	—	(139)
Capital Expenditures	933	908	903	903	903	1,000	5,551

Net A/P Variance	1,138	(2,540)	(6,056)	(7,855)	4,325	686	(10,301)
A/R Collections - Affiliates	5,167	8,350	6,019	3,724	5,965	7,062	36,287
Intercompany A/R Settlements	(4,134)	(11,169)	(2,782)	(6,608)	(3,695)	(4,155)	(32,543)

	1,033	(2,819)	3,237	(2,884)	2,270	2,907	3,744
Marine Freight Payments	316	(588)	(702)	482	598	(1,741)	(1,635)
Utility Payments	3,235	(1,218)	203	(5,685)	3,639	964	1,138
Payroll & Benefits	3,349	(3)	2,509	(4,274)	3,565	4,216	9,361

Net Other Disbursements	6,900	(1,809)	2,010	(9,477)	7,802	3,439	8,864
Total Disbursements	9,071	(7,167)	(809)	(20,216)	14,397	7,032	2,307
Financing
Securitization Inflows / (Outflows)	0	(11,348)	5,391	(144)	7,456	(2,862)	(1,506)
MPCo Transaction
Proceeds From the Sale of ACCC MPCo Interest	—	—	461,790	(465,390)	—	—	(3,600)
Payment to the ULC Reserve	—	—	(254,070)	254,070	—	—	—
ACI DIP Facility Drawings / (Repayments)	—	—	(54,870)	54,800	—	—	(70)
ULC DIP Facility Drawings / (Repayments)	—	—	117,000	(117,000)	—	—	—
Payment to the Senior Secured Notes	—	—	(180,000)	180,000	—	—	—
Reimbursement of MPCo Professional Fees	—	—	5,103	—	—	—	5,103
Adequate Protection by DCorp to ACCC Term Lenders	—	(83)	—	—	—	251	168
Repayment of MPCo Loan	—	—	9,000	—	—	—	9,000
DIP Interest & Fees	—	8	—	127	—	—	134
Financing Fees	—	(1,250)	—	—	—	—	(1,250)
Bridgewater Funding	—	—	—	—	—	(1,460)	(1,460)
Restructuring & Other Items	(482)	(326)	(510)	(1,177)	(366)	45	(2,816)
Foreign Exchange Translation	(1,593)	(1,107)	1,859	(1,581)	(1,192)	(929)	(4,543)

	(2,075)	(14,106)	110,693	(96,295)	5,898	(4,955)	(840)
Cash Flow From Operations	18,555	(21,526)	111,560	(109,873)	25,266	(1,184)	22,799
Opening Cash Balance	—	18,555	(2,971)	108,589	(1,284)	23,983	—
Cash Flow From Operations	18,555	(21,526)	111,560	(109,873)	25,266	(1,184)	22,799

Ending Cash Balance	18,555	(2,971)	108,589	(1,284)	23,983	22,799	22,799

Note: The above totals are subject to rounding adjustments

APPENDIX “F”

BCFPI ACTUAL RECEIPTS AND DISBURSEMENTS

Bowater Canadian Forest Products Inc. (“BCFPI”)

Actual to Forecast Comparison

6 Weeks Ended January 3, 2010

US$000

	Acutal
Week Ended	29-Nov-09	6-Dec-09	13-Dec-09	20-Dec-09	27-Dec-09	3-Jan-10	Total
Opening Cash	10,037	5,550	11,544	15,590	7,023	3,277	10,037
Receipts
A/R Collections	3,273	2,943	4,324	2,395	2,043	1,642	16,620
Intercompany A/R Settlements	1,423	6,080	2,883	11,655	844	1,620	24,505

Total A/R Collections	4,696	9,023	7,207	14,050	2,887	3,262	41,125
Advances from Bowater Inc.	—	10,000	—	(5,000)	5,000	10,000	20,000
Other Inflows	292	2,063	5,138	2,329	219	2,566	12,607

Total Receipts	4,988	21,086	12,345	11,379	8,106	15,828	73,732
Disbursements
Trade Payables	(8,729)	(4,970)	(7,703)	(9,931)	(7,757)	(3,941)	(43,031)
Intercompany A/P Settlements - Receipts	5,984	—	4,203	—	2,613		12,800
Intercompany A/P Settlements - Disbursements	(13)	(7)	(88)	(562)	(1,135)	(13)	(1,818)
Capital Expenditures	—	—	—	—	—	—	—
Payments on Behalf of Affiliates	(1,479)	(5,002)	(1,713)	(4,283)	(1,348)	(660)	(14,485)

Net A/P	(4,237)	(9,979)	(5,301)	(14,776)	(7,627)	(4,614)	(46,534)
A/R Collections - Affiliates	492	1,729	1,192	629	585	1,699	6,326
Intercompany A/R Settlements	(836)	(1,067)	(825)	(350)	(21)	(538)	(3,637)

	(344)	662	367	279	564	1,161	2,689
Intercompany SG&A Allocation	—	—	—	—	—	—	—
Freight	(1,308)	(452)	(602)	(1,183)	(631)	(803)	(4,979)
Payroll and Benefits	(2,430)	(3,973)	(1,740)	(3,455)	(2,665)	(3,042)	(17,305)

Total Disbursements	(8,319)	(13,742)	(7,276)	(19,135)	(10,359)	(7,298)	(66,129)
Cash Flow From Operations	(3,331)	7,344	5,069	(7,756)	(2,253)	8,530	7,603
Financing
Interest	(425)	(752)	—	—	(360)	—	(1,537)
Restructuring Costs	(27)	(323)	(460)	(621)	(538)	(53)	(2,022)
Foreign Exchange Translation	(704)	(275)	(563)	(190)	(595)	(334)	(2,661)

Cash Flow from Financing/Restructuring	(1,156)	(1,350)	(1,023)	(811)	(1,493)	(387)	(6,220)
Net Cash Flows	(4,487)	5,994	4,046	(8,567)	(3,746)	8,143	1,383
Opening Cash Balance	10,037	5,550	11,544	15,590	7,023	3,277	10,037
Cash Flow From Operations	(4,487)	5,994	4,046	(8,567)	(3,746)	8,143	1,383

Ending Cash Balance	5,550	11,544	15,590	7,023	3,277	11,420	11,420

Note: The above totals are subject to rounding adjustments

Bowater Canadian Forest Products Inc. (“BCFPI”)

Actual to Forecast Comparison

6 Weeks Ended January 3, 2010

US$000

	Forecast
Week Ended	29-Nov-09	6-Dec-09	13-Dec-09	20-Dec-09	27-Dec-09	3-Jan-10	Total
Opening Cash	10,037	11,438	10,607	22,212	23,060	18,133	10,037
Receipts
A/R Collections	6,244	12,787	17,616	11,226	5,745	12,328	65,946
Intercompany A/R Settlements	—	—	—	—	—	—	—

Total A/R Collections	6,244	12,787	17,616	11,226	5,745	12,328	65,946
Advances from Bowater Inc.	—	(2,000)	(7,000)	—	—	—	(9,000)
Other Inflows	—	—	11,700	—	—	—	11,700

Total Receipts	6,244	10,787	22,316	11,226	5,745	12,328	68,646
Disbursements
Trade Payables	(5,833)	(5,957)	(5,753)	(5,753)	(5,753)	(6,176)	(35,226)
Intercompany A/P Settlements - Receipts	5,984	—	—	—	—	—	5,984
Intercompany A/P Settlements - Disbursements	—	—	—	—	—	—	—
Capital Expenditures	(467)	(454)	(452)	(452)	(452)	(452)	(2,727)
Payments on Behalf of Affiliates	—	—	—	—	—	—	—

Net A/P	(315)	(6,411)	(6,205)	(6,205)	(6,205)	(6,628)	(31,969)
A/R Collections - Affiliates	—	—	—	—	—	—	—
Intercompany A/R Settlements	—	—	—	—	—	—	—

	—	—	—	—	—	—	—
Intercompany SG&A Allocation	—	—	(400)	—	—	—	(400)
Freight	(929)	(900)	(896)	(896)	(896)	(944)	(5,460)
Payroll and Benefits	(2,920)	(2,986)	(2,918)	(2,986)	(2,918)	(4,186)	(18,913)

Total Disbursements	(4,164)	(10,297)	(10,418)	(10,086)	(10,018)	(11,758)	(56,743)
Cash Flow From Operations	2,080	489	11,898	1,140	(4,273)	570	11,904
Financing
Interest	(386)	(1,028)	—	—	(362)	(881)	(2,656)
Restructuring Costs	(293)	(293)	(293)	(293)	(293)	(293)	(1,756)
Foreign Exchange Translation	—	—	—	—	—	—	—

Cash Flow from Financing/Restructuring	(679)	(1,320)	(293)	(293)	(654)	(1,174)	(4,412)
Net Cash Flows	1,401	(831)	11,605	848	(4,927)	(604)	7,492
Opening Cash Balance	10,037	11,438	10,607	22,212	23,060	18,133	10,037
Cash Flow From Operations	1,401	(831)	11,605	848	(4,927)	(604)	7,492

Ending Cash Balance	11,438	10,607	22,212	23,060	18,133	17,529	17,529

Note: The above totals are subject to rounding adjustments

Bowater Canadian Forest Products Inc. (“BCFPI”)

Actual to Forecast Comparison

6 Weeks Ended January 3, 2010

US$000

	Variance
Week Ended	29-Nov-09	6-Dec-09	13-Dec-09	20-Dec-09	27-Dec-09	3-Jan-10	Total
Opening Cash	—	(5,888)	937	(6,622)	(16,037)	(14,856)	—
Receipts
A/R Collections	(2,971)	(9,844)	(13,292)	(8,831)	(3,702)	(10,686)	(49,326)
Intercompany A/R Settlements	1,423	6,080	2,883	11,655	844	1,620	24,505

Total A/R Collections	(1,548)	(3,764)	(10,409)	2,824	(2,858)	(9,066)	(24,821)
Advances from Bowater Inc.	—	12,000	7,000	(5,000)	5,000	10,000	29,000
Other Inflows	292	2,063	(6,562)	2,329	219	2,566	907

Total Receipts	(1,256)	10,299	(9,971)	153	2,361	3,500	5,086
Disbursements
Trade Payables	(2,896)	987	(1,950)	(4,178)	(2,004)	2,235	(7,805)
Intercompany A/P Settlements - Receipts	—	—	4,203	—	2,613	—	6,816
Intercompany A/P Settlements - Disbursements	(13)	(7)	(88)	(562)	(1,135)	(13)	(1,818)
Capital Expenditures	467	454	452	452	452	452	2,727
Payments on Behalf of Affiliates	(1,479)	(5,002)	(1,713)	(4,283)	(1,348)	(660)	(14,485)

Net A/P	(3,922)	(3,568)	904	(8,571)	(1,422)	2,014	(14,565)
A/R Collections - Affiliates	492	1,729	1,192	629	585	1,699	6,326
Intercompany A/R Settlements	(836)	(1,067)	(825)	(350)	(21)	(538)	(3,637)

	(344)	662	367	279	564	1,161	2,689
Intercompany SG&A Allocation	—	—	400	—	—	—	400
Freight	(379)	448	294	(287)	265	141	481
Payroll and Benefits	490	(987)	1,178	(469)	253	1,144	1,608

Total Disbursements	(4,155)	(3,445)	3,142	(9,049)	(341)	4,460	(9,386)
Cash Flow From Operations	(5,411)	6,855	(6,829)	(8,896)	2,020	7,960	(4,301)
Financing
Interest	(39)	276	—	—	2	881	1,119
Restructuring Costs	266	(31)	(168)	(329)	(246)	240	(267)
Foreign Exchange Translation	(704)	(275)	(563)	(190)	(595)	(334)	(2,661)

Cash Flow from Financing/Restructuring	(478)	(30)	(731)	(519)	(839)	787	(1,808)
Net Cash Flows	(5,888)	6,825	(7,559)	(9,415)	1,181	8,747	(6,109)
Opening Cash Balance	—	(5,888)	937	(6,622)	(16,037)	(14,856)	—
Cash Flow From Operations	(5,888)	6,825	(7,559)	(9,415)	1,181	8,747	(6,109)

Ending Cash Balance	(5,888)	937	(6,622)	(16,037)	(14,856)	(6,109)	(6,109)

Note: The above totals are subject to rounding adjustments

APPENDIX “G”

ACI GROUP CASH FLOW FORECAST

Abitibi Consolidated Inc. and its subsidiaries (the “ACI Group”)

Weekly Cash Flow Forecast

13 Weeks Ending April 4, 2010

US$000

Week ended	Notes	10-Jan-10	17-Jan-10	24-Jan-10	31-Jan-10	7-Feb-10	14-Feb-10	21-Feb-10	28-Feb-10	7-Mar-10	14-Mar-10	21-Mar-10	28-Mar-10	4-Apr-10	Total
Opening Cash	1	251,795	266,493	233,539	234,129	217,663	230,669	222,499	202,333	178,609	192,356	191,271	176,776	171,367	251,795
Receipts
Total A/R Collections	3	45,683	36,332	37,862	35,447	43,831	38,167	36,767	30,936	36,102	37,544	40,201	36,525	41,462	496,859
Collections on Behalf of Joint Ventures	4	4,370	4,370	4,370	4,370	4,980	4,980	4,980	4,980	3,978	3,978	3,978	3,978	4,391	57,698
Other Inflows	5	7,194	2,750	6,680	8,887	2,825	2,825	2,750	8,525	6,779	2,810	2,750	2,750	7,066	64,590

Total Receipts		57,247	43,452	48,911	48,703	51,636	45,971	44,496	44,440	46,858	44,332	46,928	43,253	52,919	619,147
Disbursements
Trade Payables	6	(21,005)	(28,205)	(28,205)	(30,095)	(27,369)	(27,369)	(27,369)	(27,369)	(22,767)	(22,767)	(22,767)	(22,767)	(33,101)	(341,155)
Capital Expenditures	7	(737)	(737)	(737)	(737)	(813)	(813)	(813)	(813)	(736)	(736)	(736)	(736)	(810)	(9,951)
Marine Freight Payments	8	(1,500)	(1,500)	(1,500)	(1,500)	(1,500)	(1,500)	(1,500)	(1,500)	(1,500)	(1,500)	(1,500)	(1,500)	(1,500)	(19,500)
Utility Payments	9	(3,870)	(7,870)	(7,870)	(7,870)	(3,870)	(7,870)	(7,870)	(7,870)	(3,870)	(7,870)	(7,870)	(7,870)	(5,584)	(88,024)
Payroll & Benefits	10	(6,932)	(11,609)	(6,932)	(18,343)	(6,295)	(11,318)	(6,645)	(18,401)	(6,875)	(11,044)	(7,225)	(9,875)	(15,178)	(136,671)
Joint Venture Remittances, Net	11	—	(18,369)	—	(2,934)	—	—	(19,276)	(2,925)	—	—	(19,858)	(2,940)	—	(66,303)
Restructuring & Other Items	12	(1,000)	(1,000)	(1,000)	(1,250)	(1,000)	(1,000)	(1,000)	(1,250)	(1,000)	(1,000)	(1,000)	(1,000)	(1,250)	(13,750)

Total Disbursements		(35,044)	(69,290)	(46,244)	(62,729)	(40,847)	(49,870)	(64,473)	(60,128)	(36,747)	(44,916)	(60,956)	(46,687)	(57,423)	(675,355)
Financing
Securitization Inflows / (Outflows)	13	(7,506)	(7,116)	(2,077)	847	2,217	(4,272)	(188)	(5,067)	3,636	(500)	(467)	(1,974)	122	(22,346)
Adequate Protection and Fees by DCorp to ACCC Term Lenders	14	—	—	—	(3,287)	—	—	—	(2,969)	—	—	—	—	(3,287)	(9,542)
Lufkin Proceeds	15	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Recycling Proceeds	15	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total Change in Cash		14,698	(32,954)	590	(16,466)	13,006	(8,170)	(20,165)	(23,724)	13,746	(1,085)	(14,495)	(5,409)	(7,669)	(88,097)

Ending Cash Balance		266,493	233,539	234,129	217,663	230,669	222,499	202,333	178,609	192,356	191,271	176,776	171,367	163,698	163,698

Ending Cash Balance		266,493	233,539	234,129	217,663	230,669	222,499	202,333	178,609	192,356	191,271	176,776	171,367	163,698	163,698
ULC DIP Facility Available Upon Notice	16	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000

Immediately Available Liquidity		311,493	278,539	279,129	262,663	275,669	267,499	247,333	223,609	237,356	236,271	221,776	216,367	208,698	208,698
ULC DIP Facility Available Upon Court Approval	16	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000
Lufkin Proceeds Held in Trust	15	—	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500
Recycling Proceeds Held in Trust	15	11,250	11,250	11,250	11,250	11,250	11,250	11,250	11,250	11,250	11,250	11,250	11,250	11,250	11,250

Total Available Liquidity	15, 16	367,743	355,289	355,879	339,413	352,419	344,249	324,083	300,359	314,106	313,021	298,526	293,117	285,448	285,448

Securitization Schedule	17
Allowable Receivable Pool Balance		133,737	127,538	125,461	126,307	128,524	125,123	124,935	119,867	123,503	123,854	123,386	121,412	121,534	121,534
Interest and Fees	18	—	(917)	—	—	—	(870)	—	—	—	(851)	—	—	—	(2,637)
Amount Drawn Under Facility		141,243	133,737	127,538	125,461	126,307	128,524	125,123	124,935	119,867	123,503	123,854	123,386	121,412	141,243

Availability / (Required Repayment)		(7,506)	(7,116)	(2,077)	847	2,217	(4,272)	(188)	(5,067)	3,636	(500)	(467)	(1,974)	122	(22,346)
Restricted ULC Reserve Deposit	19	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070
Lufkin Proceeds Held in Trust	15	—	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500
Recycling Proceeds Held in Trust	15	11,250	11,250	11,250	11,250	11,250	11,250	11,250	11,250	11,250	11,250	11,250	11,250	11,250	11,250

The above forecast uses an exchange rate of CDN$1.00=US$0.90.

Note: The above totals are subject to rounding adjustments in the underlying balances.

The information and analysis in this document have not been audited or reviewed and, according, no assurances are provided thereon. In addition, because forecasts are dependent upon numerous assumptions regarding future events, actual results will be different than forecast, and such differences may be material.

Notes to Weekly Cash Flow Forecast

13 Weeks Ending April 4, 2010

US$000

1.	Opening Cash in the forecast includes cash on hand.

2.	The cash flow forecast includes mills owned by the ACI Group and its subsidiaries and includes the operations of the DCorp Group. This weekly cash flow forecast may differ from the ACI Monthly Forecast as the underlying assumptions are updated weekly and will vary with the ongoing operations of the ACI Group, whereas the ACI Monthly Forecast is based on longer-term assumptions used to forecast future monthly cash flow.

3.	Total A/R Collections represent amounts estimated to be collected from the ACI Group’s customers. The timing of collections is based on the ACI Group’s collection terms with its customers and the latest sales forecast.

4.	Collections on Behalf of Joint Ventures represent amounts estimated to be collected by the ACI Group on behalf of its joint venture partners. The ACI Group has agreements with its joint venture partners whereby the ACI Group collects the joint venture partners’ accounts receivable (for a fee) and remits these funds to the joint venture in accordance with their agreement.

5.	Other Inflows represent miscellaneous receipts including, but not limited to, such items as tax refunds, insurance proceeds or collection/management fees received from Joint Ventures, as estimated by the ACI Group.

6.	Trade Payables represent amounts estimated to be paid to suppliers for the purchase of the ACI Group’s raw materials, repairs and maintenance and other goods and services related to production. This line also includes amounts necessary to fund the DCorp Group’s recycling operations and a disbursement of $1.8 million in the week ending January 31, 2010 representing the settlement of intercompany SG&A.

7.	Capital Expenditures represent amounts estimated to be paid pursuant to the ACI Group’s most recent capital expenditure budget.

8.	Marine Freight Payments represent amounts estimated to be paid to the ACI Group’s outbound marine freight suppliers.

9.	Utility Payments represent amounts estimated to be payable to the ACI Group’s power suppliers.

10.	Payroll and Benefits represent estimated amounts for salaries, wages, benefits and current service pension costs.

11.	Joint Venture Remittances, Net represent the estimated payment of accounts receivable funds collected by the ACI Group on behalf of the respective joint venture, net of any collection/management fees.

12.	Restructuring and Other Items represent amounts estimated by the ACI Group for restructuring costs and other miscellaneous payments.

13.	Securitization Inflows/(Outflows) represent the estimated net availability or repayment (including interest and/or fees) of funds under the ACI Group’s Amended Securitization Program.

14.	Adequate Protection and fees by DCorp to ACCC Term Lenders represents an estimate of payments pursuant to the adequate protection order issued by the U.S. Bankruptcy Court.

15.	The estimated net proceeds from the sale of the Lufkin mill and the sale of recycling assets are approximately $20.5 million and $11.25 million, respectively. These proceeds will be held in Trust and are only available upon 10 days notice to the agent for the ACCC Term Lenders.

16.	Immediately Available Liquidity is calculated as cash on hand plus the portion of the ULC DIP Facility that is available upon notice ($45 million). Total Available Liquidity includes an additional $45 million of the ULC Reserve, which availability is subject to Court approval, as well as the Lufkin Proceeds Held in Trust and Recycling Proceeds in Trust, available upon 10 days notice to the agent for the ACCC Term Lenders.

17.	The Securitization Summary represents the ACI Group’s estimated calculation of amounts owing or available under the Amended Securitization Program based on the eligible accounts receivable (net of any fees, interest or allowances).

18.	The Interest and Fees represent interest and fees related to the Amended Securitization Program.

19.	Of the $254.1 million paid to the ULC Reserve, the Company drew $117 million as of the date of closing of the MPCo sale and has $45 million immediately available for liquidity purposes, with an additional $45 million availability subject to Court approval. The remaining $47.1 million of the ULC Reserve will be held in cash, but will not be made available to the Company.

APPENDIX “H”

BCFPI CASH FLOW FORECAST

Bowater Canadian Forest Products Inc.

Chapter 11/CCAA Cash Flow

13 Week Period Ending April 4, 2010

US$000s

Week Ended		10-Jan-10	17-Jan-10	24-Jan-10	31-Jan-10	7-Feb-10	14-Feb-10	21-Feb-10	28-Feb-10	7-Mar-10	14-Mar-10	21-Mar-10	28-Mar-10	4-Apr-10	Total
Receipts	Notes
Trade Receipts	1, 2	6,509	15,912	14,904	13,221	7,301	17,444	11,754	7,248	7,072	18,315	11,785	7,684	6,704	145,852
Advances/(Repayments) from Bowater Inc.	3	4,000	(20,000)	(3,000)	—	4,000	(9,000)	1,000	5,000	6,000	(10,000)	—	2,000	8,000	(12,000)
Other Receipts	4	250	15,362	250	250	250	1,500	250	250	250	1,500	250	250	250	20,862

Total Receipts		10,759	11,274	12,154	13,471	11,551	9,944	13,004	12,498	13,322	9,815	12,035	9,934	14,954	154,714
Disbursements
Trade Payables	5	(6,744)	(6,786)	(6,744)	(6,744)	(7,089)	(7,089)	(7,089)	(7,089)	(6,868)	(6,868)	(6,868)	(6,868)	(6,948)	(89,792)
Intercompany SG&A Allocation	6	—	—	—	(400)	—	—	—	—	—	—	—	—	—	(400)
Freight	7	(1,009)	(1,009)	(1,009)	(1,009)	(1,066)	(1,066)	(1,066)	(1,066)	(839)	(839)	(839)	(839)	(974)	(12,627)
Payroll and Benefits	8	(2,685)	(2,753)	(2,685)	(3,953)	(2,692)	(1,254)	(4,198)	(2,454)	(4,191)	(1,247)	(4,191)	(1,247)	(5,393)	(38,947)
Capital Expenditures	9	(452)	(452)	(452)	(452)	(500)	(500)	(500)	(500)	(452)	(452)	(452)	(452)	(460)	(6,073)

Total Disbursements		(10,889)	(10,999)	(10,889)	(12,557)	(11,348)	(9,910)	(12,854)	(11,110)	(12,349)	(9,405)	(12,349)	(9,405)	(13,775)	(147,839)
Net Cash Flow From Operations		(131)	274	1,265	913	203	34	150	1,389	973	410	(314)	529	1,179	6,874
Financing and Restructuring
Interest	10	(876)	—	(373)	(831)	—	—	—	(1,127)	—	—	—	(338)	(831)	(4,375)
Restructuring Costs	11	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(3,803)

Cash Flow From Financing/Restructuring		(1,169)	(293)	(666)	(1,124)	(293)	(293)	(293)	(1,419)	(293)	(293)	(293)	(630)	(1,124)	(8,178)
Net Cash Flow		(1,299)	(18)	599	(210)	(90)	(258)	(143)	(30)	681	118	(607)	(101)	55	(1,303)

Opening Bank Balance		11,528	10,229	10,211	10,810	10,600	10,510	10,252	10,110	10,079	10,760	10,877	10,271	10,170	11,528
Cash Flow		(1,299)	(18)	599	(210)	(90)	(258)	(143)	(30)	681	118	(607)	(101)	55	(1,303)

Closing Bank Balance	2	10,229	10,211	10,810	10,600	10,510	10,252	10,110	10,079	10,760	10,877	10,271	10,170	10,225	10,225

Settlement Proceeds Held in Trust by Monitor	12	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868

Closing Bank Balance Including Settlement Proceeds		36,097	36,079	36,678	36,468	36,378	36,120	35,978	35,947	36,628	36,745	36,139	36,038	36,093	36,093

Current Revolving Credit Facility
Current Credit Facility Balance, Opening		94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576

Current Balance, Closing		94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576
Intercompany A/R Balance	13
Ending Balance		41,262	43,560	41,966	40,436	41,500	42,286	41,242	41,970	42,005	41,472	39,482	39,235	36,268	36,268
Cumulative Advances from Bowater Inc.
Opening Advance Balance		29,000	33,000	13,000	10,000	10,000	14,000	5,000	6,000	11,000	17,000	7,000	7,000	9,000	29,000
Advance/(Repayment)	3	4,000	(20,000)	(3,000)	—	4,000	(9,000)	1,000	5,000	6,000	(10,000)	—	2,000	8,000	(12,000)

Closing Advance Balance		33,000	13,000	10,000	10,000	14,000	5,000	6,000	11,000	17,000	7,000	7,000	9,000	17,000	17,000

The above forecast uses an exchange rate of CDN$1.00=US$0.90

Amounts in the above table are subject to rounding adjustments from the underlying balances

The information and analysis in this document have not been audited or reviewed and, according, no assurances are provided thereon. In addition, because forecasts are dependent upon numerous assumptions regarding future events, actual results will be different than forecast, and such difference may be material.

Bowater Canadian Forest Products Inc. (“BCFPI”)

Notes to CCAA Cash Flow

13 Week Period Ending April 4, 2010

US$000s

1.	Trade Receipts are based on BCFPI’s estimate of collection terms and BCFPI’s latest sales forecast.

2.	The cash flows included in the forecast include only those BCFPI mills in Canada. No funding or dividends from foreign subsidiaries are included in the forecast.

3.	Advances/(Repayments) from Bowater Inc. represents amounts received pursuant to the BI/BCFPI DIP Facility to maintain sufficient liquidity.

4.	Other Receipts include sundry mill level deposits, sales tax refunds and amounts received for refunds in respect of road tax credits from the Quebec provincial government.

5.	Trade Payables represent payments for raw materials, repairs and maintenance, utilities and other production items.

6.	Intercompany SG&A Allocation represents expenses incurred by BCFPI’s parent company on behalf of BCFPI which are charged to BCFPI in the week ended January 17, 2010, pursuant to its normal process for the allocation of such costs.

7.	Freight represents disbursements in respect of costs to deliver product to customers.

8.	Payroll and Benefits represent amounts paid to employees for salaries and wages (including the related withholdings), pension payments and other benefits due under employee benefit programs. The forecast assumes that only those pension payments in respect of current service costs will be paid.

9.	Capital Expenditures are costs scheduled to be made in accordance with agreements with BCFPI’s various capital equipment suppliers and reflect requirements pursuant to BCFPI’s most recent capital expenditure budget.

10.	Interest represents interest costs for the company’s senior secured revolving facility, the existing secured term loan and the BI/BCFPI DIP facility. Interest on Advances from Bowater Inc. are accrued at the 1 month LIBOR rate plus 2%.

11.	Restructuring Costs represent costs related to the restructuring including transaction fees related to the new DIP facility.

12.	Settlement Proceeds Held in Trust represent funds received by BCFPI pursuant to an agreement it had with Smurfit-Stone Container Canada Inc. The amount held in trust by the Monitor does not form part of the Closing Bank Balance.

13.	The Intercompany A/R Balance represents pre-filing and post-filing sales to paper customers in the United States by BCFPI through Bowater America Inc. This amount is assumed not to be stayed and is collected by BCFPI from Bowater America Inc. in the normal course. This balance represents trade A/R only and does not represent any amounts funded from BI to BCFPI pursuant to the BI/BCFPI DIP Facility.

14.	This forecast does not include the scheduled re-start of the Thunder Bay newsprint machine, as BCFPI is still determining the impact of this decision.

APPENDIX “I”

KEY PERFORMANCE INDICATORS

ACI Group

KPI Analysis

Newsprint, Specialty Paper & Pulp

Sales tonnage (MT)	January	February	March	April	May	June
Newsprint	95,561	109,805	115,877	96,250	99,548	107,024
Specialty Paper	99,378	84,047	91,929	82,694	84,284	91,139
Pulp	2,573	4,364	2,645	3,332	4,392	3,882

	197,512	198,215	210,450	182,276	188,223	202,044

Net sales (US$000)	154,055	153,360	161,003	127,136	127,879	139,103
Net selling price per tonne (US$)	780	774	765	697	679	688
Mill Uptime (%)	70	78	76	78	78	76
Lumber
Sales (mbf)	58	60	68	61	62	64
Net sales (US$000)	15,153	14,356	16,868	16,161	16,893	18,261
Sales per mbf (US$)	260	241	249	265	271	285

ACI Group

KPI Analysis

Newsprint, Specialty Paper & Pulp

Sales tonnage (MT)	July	August	September	October	November	Total
Newsprint	98,331	86,853	123,303	134,539	134,309	1,201,399
Specialty Paper	103,444	112,041	108,382	106,850	102,796	1,066,982
Pulp	4,619	6,793	2,478	4,726	5,347	45,150

	206,393	205,687	234,163	246,115	242,451	2,313,531

Net sales (US$000)	133,736	131,245	143,566	146,853	144,830	1,562,766
Net selling price per tonne (US$)	648	638	613	597	597	675
Mill Uptime (%)	77	82	76	78	78	79
Lumber
Sales (mbf)	62	69	66	63	81	714
Net sales (US$000)	18,933	21,022	19,739	18,932	22,071	198,388
Sales per mbf (US$)	306	304	297	301	273	278

Bowater Canadian Forest Products Inc.

KPI Analysis

Newsprint, Specialty Paper & Pulp

Sales tonnage (MT)	January	February	March	April	May	June
Newsprint	40,281	16,277	37,216	35,685	37,851	32,488
Specialty Paper	19,605	17,960	18,644	20,608	20,242	12,758
Pulp	23,816	17,478	18,914	20,083	24,923	20,243

	83,703	51,715	74,774	76,376	83,016	65,489

Net sales (US$000)	57,535	34,757	49,972	47,329	48,904	37,331
Net selling price per tonne (US$)	687	672	668	620	589	570
Mill Uptime (%)	83	80	84	84	84	85
Lumber
Sales (mbf)	27	30	34	27	35	34
Net sales (US$000)	5,514	6,049	7,095	5,694	7,621	7,997
Sales per mbf (US$)	206	199	206	207	221	235

Bowater Canadian Forest Products Inc.

KPI Analysis

Newsprint, Specialty Paper & Pulp

Sales tonnage (MT)	July	August	September	October	November	Total
Newsprint	39,356	33,141	21,734	21,538	22,681	338,248
Specialty Paper	6,081	3,316	1,845	432	252	121,744
Pulp	36,817	29,269	25,279	26,584	24,075	267,481

	82,254	65,726	48,859	48,553	47,008	727,472

Net sales (US$000)	45,046	35,272	26,248	26,920	27,179	436,493
Net selling price per tonne (US$)	548	537	537	554	578	600
Mill Uptime (%)	85	87	83	74	84	83
Lumber
Sales (mbf)	32	30	34	38	41	363
Net sales (US$000)	8,020	7,372	8,510	9,509	10,188	83,569
Sales per mbf (US$)	250	245	250	250	249	230